Exhibit 99.1

Clipper Realty Inc. Announces First Quarter 2026 Results

NEW YORK, May 14, 2026 /Business Wire/ -- Clipper Realty Inc. (NYSE: CLPR) (the “Company”), a leading owner and operator of multifamily residential and commercial properties in the New York metropolitan area, today announced financial and operating results for the three months ended March 31, 2026.

Highlights for the Three Months Ended March 31, 2026

●

For residential properties, results reflect the effects of the continuing strength of leasing at our residential properties, the third quarter of leasing at the newly completed Dean Street residential property (“Prospect House”), and an impairment charge related the 10 West 65th Street property in the first quarter of 2025; for office properties, results reflect the second full quarter of operations at the 250 Livingston Street commercial property following the New York City lease termination in August 2025; and for all properties, the cost of settling a lawsuit regarding payment practices with non-exempt employees.

●

Quarterly revenues of $38.1 million for the first quarter of 2026 vs $39.4 million for the first quarter of 2025, including quarterly residential revenues of $31.9 million for the first quarter of 2026 vs $29.2 million for the first quarter of 2025, an increase of $2.7 million, or 9.3% and quarterly commercial revenues for the first quarter of 2026 of $6.2 million vs $10.2 million for the first quarter of 2025, a decrease of $4.0 million.

●	Quarterly income from operations of $4.4 million for the first quarter of 2026 vs a loss from operations of $23.6 million for the first quarter of 2025.
●	Net operating income (“NOI”)[1] of $20.0 million for the first quarter of 2026 vs $21.8 million for the first quarter of 2025
●	Quarterly net loss of $11.1 million for the first quarter of 2026 vs a net loss of $35.1 million for the first quarter of 2025
●	Adjusted funds from operations (“AFFO”)[1] of $2.3 million for the first quarter of 2026 vs $8.0 million for the first quarter of 2025
●	Declared a dividend of $0.095 per share for the first quarter of 2026

David Bistricer, Co-Chairman, and Chief Executive Officer, commented,

“For the quarter, the main highlights are continued strong residential leasing and significant progress made towards resolving lender issues at our 250 Livingston Street office property. The residential properties continued to have high occupancy and strong renter demand. New free market leases exceeded previous rents by 7% and renewals by over 5% and our major residential properties are leased at record levels. Furthermore, our new Prospect House property at 953 Dean Street in Brooklyn, NY was fully leased at March 31, 2026. And we continue to work with our lender at the 250 Livingston Street office property.”

Financial Results for the Three Months Ended March 31, 2026

Our results reflect the strength of residential leasing and progress towards resolving issues at our 250 Livingston Street office property. As noted above, residential revenue increased 9.3% and residential rents are at record levels. The following describes significant items that influenced the financial results of the Company.

●

The Prospect House property continued lease up throughout the first quarter of 2026, averaging 65% occupancy and ending the quarter fully leased. As such, in the first quarter of 2026, the property generated revenue of $1.7 million, income from operations of $0.4 and net loss of $2.3 million. We expect these results to significantly improve as the property is occupied throughout the entire period.

●

10 West 65th Street property was sold in the second quarter of 2025. For the first quarter of 2025, the property generated revenue of $1.1 million, a loss from operations of $33.6 million and a net loss of $34.2 million including an impairment charge of $33.8 million pending sale in the second quarter.

1 NOI and AFFO are non-GAAP financial measures. For a definition of these financial measures and a reconciliation of such measures to the most comparable GAAP measures, see “Reconciliation of Non-GAAP Measures” at the end of this release.

●

At the 250 Livingston Street office property, the principal tenant, New York City, terminated its lease in August 2025, as previously announced, with the principal remaining revenue source coming from thirty-six residential units. As a result, in the first quarter of 2026, the property generated revenue of $0.4 million vs $4.6 million for the first quarter of 2025; loss from operations of $2.3 million vs income from operations of $2.0 million for the first quarter of 2025; and net loss of $5.0 million vs net income of $0.8 million for the first quarter of 2025. However, after the lease termination, we ceased making payments for interest and property tax escrows (including default interest of 5%), so notified the property’s lender and special loan servicer indicating we did not plan to continue supporting the property’s ongoing operating and debt service shortfall. We also began receiving reimbursement in May 2026 of out-of-pocket expenses after NYC lease termination, principally insurance, and we are in the process of negotiating a Consent and Cooperation Agreement with the lender, although there can be no assurance that such Consent and Cooperation Agreement will be consummated. The lender has made all scheduled real estate tax payments to-date. Further, on April 29, 2026, pursuant to the lender filing a complaint for default under the notes and the other loan documents, the court entered an order granting the lender's demand to appoint a temporary receiver responsible for the management, operations, and leasing of the property.

●

Lastly, results include a $3.6 million charge for a probable litigation settlement regarding certain payroll practices over several years at all our properties, including payments to the attorney representing the class of employees and estimated future payouts to participants in the class.

Revenues. For the first quarter of 2026, revenues were $38.1 million as compared to revenues of $39.4 million during the first quarter of 2025, a decrease of $1.3 million. These results include increased residential revenue of $2.7 million due to increases in rental rates and high occupancy at all stabilized properties ($2.1 million), limited additional revenue from the Prospect House property now in its third quarter of leasing ($1.7 million), less the absence of revenue from the 10 West 65th Street property sold in May 2025 ($1.1 million). Commercial revenue decreased by $4.0 million in the first quarter of 2026 compared to the first quarter of 2025 because of the New York City lease termination at the 250 Livingston Street property described above ($4.2 million).

Net Loss. For the first quarter of 2026, net loss was $11.1 million ($0.30 per share) compared to net loss of $35.1 million ($0.86 per share) for the first quarter of 2025, representing a decrease in net loss of $24.0 million. These results reflect greater residential revenue at stabilized, continuing properties from the strong leasing discussed above, net of higher utilities expense ($1.3 million), the net loss from the Prospect House property in its initial leasing period ($2.3 million), the absence of net loss, including impairment charge, from the 10 West 65th Street property sold in May 2025 ($34.2 million), the increased net loss from the New York City lease termination at the 250 Livingston Street property as described above ($5.8 million), and the expense of the litigation settlement described above ($3.6 million).

AFFO. For the first quarter of 2026, AFFO was $2.3 million, or $0.05 per share, compared to $8.0 million, or $0.19 per share, for the first quarter of 2025, a decrease of $5.7 million. These results include an increase in AFFO from ongoing, stabilized residential and office properties ($1.2 million increase) because of the improved revenue noted above; negative AFFO from Prospect House in its initial leasing period ($1.2 million), and increased negative AFFO at the 250 Livingston Street property from the New York City lease termination as described above ($5.8 million).

Balance Sheet

On March 31, 2026, notes payable (excluding unamortized loan costs) were $1,285.8 million, compared to $1,286.2 million at December 31, 2025.

On March 31, 2026, cash and cash equivalents were $26.1 million compared to $30.8 million at December 31, 2025, and restricted cash was $28.6 million at March 31, 2026, compared to $27.3 million at December 31, 2025. The decrease in cash and cash equivalents was primarily due to the January payment of six months of Tribeca House property taxes which reduced strong operating cash flow from our residential properties used to fund capital spending and the quarterly equity distribution.

Dividend

The Company today announced a first quarter dividend of $0.095 per share, the same amount as last quarter, to shareholders of record on May 26, 2026, payable June 4, 2026.

Conference Call and Supplemental Material

The Company will host a conference call on May 14, 2026, at 5:00 PM Eastern Time to discuss the first quarter 2026 results and provide a business update. The conference call can be accessed by dialing (800) 346-7359 or (973) 528-0008, conference entry code 647649. A replay of the call will be available from May 14, 2026, following the call, through May 28, 2026, by dialing (800) 332-6854 or (973) 528-0005, replay conference ID 647649. Supplemental data to this press release can be found under the “Quarterly Earnings” navigation tab on the “Investors” page of our website at www.clipperrealty.com. The Company’s filings with the Securities and Exchange Commission (the “SEC”) are filed at www.sec.gov under Clipper Realty Inc.

About Clipper Realty Inc.

Clipper Realty Inc. (NYSE: CLPR) is a self-administered and self-managed real estate company that acquires, owns, manages, operates, and repositions multifamily residential and commercial properties in the New York metropolitan area, with a portfolio in Manhattan and Brooklyn. For more information on the Company, please visit www.clipperrealty.com.

Forward-Looking Statements

Various statements contained in this press release, including those that express a belief, expectation or intention, as well as those that are not statements of historical fact, are forward-looking statements. These forward-looking statements may include estimates concerning capital projects and the success of specific properties. Our forward-looking statements are generally accompanied by words such as "estimate," "project," "predict," "believe," "expect," "intend," "anticipate," "potential," "plan" or other words that convey the uncertainty of future events or outcomes. The forward-looking statements in this press release speak only as of the date of this press release.

We disclaim any obligation to update these statements unless required by law, and we caution you not to rely on them unduly. We have based these forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties), most of which are difficult to predict and many of which are beyond our control and which may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. For a discussion of these and other important factors that could affect our actual results, please refer to our filings with the SEC, including the "Risk Factors" section of our Annual Report on Form 10-K for the year ended December 31, 2025, and other reports filed from time to time with the SEC.

Contact Information:

Lawrence Kreider

Chief Financial Officer

(718) 438-2804 x2231

larry@clipperrealty.com

Clipper Realty Inc.

Consolidated Balance Sheets

(In thousands, except for share and per share data)

	March 31, 2026	December 31, 2025
	(unaudited)
ASSETS
Investment in real estate
Land and improvements	$559,419	$559,419
Building and improvements	838,742	836,437
Tenant improvements	6,386	6,386
Furniture, fixtures and equipment	13,782	13,684
Real estate under development	-	-
Total investment in real estate	1,418,329	1,415,926
Accumulated depreciation	(274,922)	(266,976)
Investment in real estate, net	1,143,407	1,148,950

Cash and cash equivalents	26,083	30,815
Restricted cash	28,568	27,339
Tenant and other receivables, net of allowance for doubtful accounts of $292 and $317, respectively	7,599	8,676
Deferred rent	2,264	2,067
Deferred costs and intangible assets, net	5,234	5,326
Prepaid expenses and other assets	12,841	11,146
TOTAL ASSETS	$1,225,996	$1,234,319

LIABILITIES AND EQUITY (DEFICIT)
Liabilities:
Notes payable, net of unamortized loan costs of $7,844 and $8,712, respectively	$1,277,956	$1,277,521
Accounts payable and accrued liabilities	22,460	18,092
Security deposits	9,692	9,519
Other liabilities	11,412	9,941
TOTAL LIABILITIES	1,321,520	1,315,073

Equity:
Preferred stock, $0.01 par value; 100,000 shares authorized (including 140 shares of 12.5% Series A cumulative non-voting preferred stock), zero shares issued and outstanding	-	-
Common stock, $0.01 par value; 500,000,000 shares authorized, 16,157,566 shares issued and outstanding	160	160
Additional paid-in-capital	90,819	90,677
Accumulated deficit	(127,316)	(121,543)
Total stockholders' equity	(36,337)	(30,706)
Non-controlling interests	(59,187)	(50,048)
TOTAL EQUITY (DEFICIT)	(95,524)	(80,754)

TOTAL LIABILITIES AND EQUITY (DEFICIT)	$1,225,996	$1,234,319

Clipper Realty Inc.

Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,
	2026	2025

REVENUES
Residential rental income	$31,904	$29,190
Commercial rental income	6,211	10,208
TOTAL REVENUES	38,115	39,398

OPERATING EXPENSES
Property operating expenses	10,330	10,111
Real estate taxes and insurance	7,697	7,627
General and administrative	4,107	3,825
Depreciation and amortization	7,979	7,636
Impairment of Long-Lived Assets	-	33,780
TOTAL OPERATING EXPENSES	30,113	62,979

Litigation settlement and other	(3,600)	-

INCOME FROM OPERATIONS	4,402	(23,581)

Interest expense, net	(15,546)	(11,522)

Net loss	(11,144)	(35,103)

Net loss attributable to non-controlling interests	6,906	21,756
Net loss attributable to common stockholders	$(4,238)	$(13,347)

Basic and diluted net loss per share	$(0.30)	$(0.86)

Weighted average common shares / OP units
Common shares outstanding	16,150	16,147
OP units outstanding	26,317	26,317
Diluted shares outstanding	42,467	42,464

Clipper Realty Inc.

Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended March 31,
.	2026	2025
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(11,144)	$(35,103)

Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	7,944	7,611
Amortization of deferred financing costs	869	457
Amortization of deferred costs and intangible assets	155	146
Impairment of long-lived asset	-	33,780
Deferred rent	(197)	22
Stock-based compensation	1,086	1,143
Bad debt expense	(13)	(13)
Changes in operating assets and liabilities:
Tenant and other receivables	795	(693)
Prepaid expenses, other assets and deferred costs	(1,463)	(2,149)
Accounts payable and accrued liabilities	3,892	297
Security deposits	173	64
Other liabilities	1,471	1,114
Net cash provided by operating activities	3,568	6,676

CASH FLOWS FROM INVESTING ACTIVITIES
Additions to land, buildings and improvements	(1,925)	(9,680)
Net cash (used in) provided by investing activities	(1,925)	(9,680)

CASH FLOWS FROM FINANCING ACTIVITIES
Payments of mortgage notes	(434)	(578)
Proceeds from mortgage notes	-	6,371
Dividends and distributions	(4,712)	-
Loan issuance and extinguishment costs	-	(250)
Net cash (used in) provided by financing activities	(5,146)	5,543

Net increase in cash and cash equivalents and restricted cash, including cash and cash equivalents and restricted cash classified with assets held for sale	(3,503)	2,539
Cash and cash equivalents and restricted cash within assets held for sale	-	(1,480)
Cash and cash equivalents and restricted cash - beginning of period	58,154	38,052
Cash and cash equivalents and restricted cash - end of period	$54,651	$39,111

Cash and cash equivalents and restricted cash - beginning of period:
Cash and cash equivalents	$30,815	$19,896
Restricted cash	27,339	18,156
Total cash and cash equivalents and restricted cash - beginning of period	$58,154	$38,052

Cash and cash equivalents and restricted cash - end of period:
Cash and cash equivalents	$26,083	$21,288
Restricted cash	28,568	17,823
Total cash and cash equivalents and restricted cash - end of period	$54,651	$39,111

Supplemental cash flow information:
Cash paid for interest, net of capitalized interest of $000 and $2,780 in 2026 and 2025, respectively	$10,609	$11,188
Non-cash interest capitalized to real estate under development	-	566
Additions to investment in real estate included in accounts payable and accrued liabilities	2,559	9,206
Non-cash dividend declared	-	4,614

Clipper Realty Inc.

Reconciliation of Non-GAAP Measures

(In thousands, except per share data)

(Unaudited)

Non-GAAP Financial Measures

We disclose and discuss funds from operations (“FFO”), adjusted funds from operations (“AFFO”), adjusted earnings before interest, income taxes, depreciation and amortization (“Adjusted EBITDA”) and net operating income (“NOI”), all of which meet the definition of “non-GAAP financial measures” set forth in Item 10(e) of Regulation S-K promulgated by the SEC.

While management and the investment community in general believe that presentation of these measures provides useful information to investors, neither FFO, AFFO, Adjusted EBITDA, nor NOI should be considered as an alternative to net income (loss) or income from operations as an indication of our performance. We believe that to understand our performance further, FFO, AFFO, Adjusted EBITDA, and NOI should be compared with our reported net income (loss) or income from operations and considered in addition to cash flows computed in accordance with GAAP, as presented in our consolidated financial statements.

Funds From Operations and Adjusted Funds From Operations

FFO is defined by the National Association of Real Estate Investment Trusts (“NAREIT”) as net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property and impairment adjustments, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Our calculation of FFO is consistent with FFO as defined by NAREIT.

AFFO is defined by us as FFO excluding amortization of identifiable intangibles incurred in property acquisitions, straight-line rent adjustments to revenue from long-term leases, amortization costs incurred in originating debt, interest rate cap mark-to-market adjustments, amortization of non-cash equity compensation, acquisition and other costs, transaction pursuit costs, loss on modification/extinguishment of debt, gain on involuntary conversion, gain on termination of lease and non-recurring litigation-related expenses, less recurring capital spending.

Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. In fact, real estate values have historically risen or fallen with market conditions. FFO is intended to be a standard supplemental measure of operating performance that excludes historical cost depreciation and valuation adjustments from net income. We consider FFO useful in evaluating potential property acquisitions and measuring operating performance. We further consider AFFO useful in determining funds available for payment of distributions. Neither FFO nor AFFO represent net income or cash flows from operations computed in accordance with GAAP. You should not consider FFO and AFFO to be alternatives to net income (loss) as reliable measures of our operating performance; nor should you consider FFO and AFFO to be alternatives to cash flows from operating, investing or financing activities (computed in accordance with GAAP) as measures of liquidity.

Neither FFO nor AFFO measure whether cash flow is sufficient to fund all of our cash needs, including loan principal amortization, capital improvements and distributions to stockholders. FFO and AFFO do not represent cash flows from operating, investing or financing activities computed in accordance with GAAP. Further, FFO and AFFO as disclosed by other REITs might not be comparable to our calculations of FFO and AFFO.

The following table sets forth a reconciliation of FFO and AFFO for the periods presented to net loss, computed in accordance with GAAP (amounts in thousands):

	Three Months Ended March 31,
	2026	2025
FFO
Net loss	$(11,144)	$(35,103)
Real estate depreciation and amortization	7,979	7,636
FFO	$(3,165)	$(27,467)

AFFO
FFO	$(3,165)	$(27,467)
Amortization of real estate tax intangible	120	120
Straight-line rent adjustments	(197)	22
Amortization of debt origination costs	869	457
Amortization of LTIP awards	1,086	1,143
Loss on impairment of Long-Lived Assets	-	33,780
Litigation settlement and other	3,600	-
Recurring capital spending	(60)	(35)
AFFO	$2,253	$8,020
AFFO Per Share/Unit	$0.05	$0.19

Adjusted Earnings Before Interest, Income Taxes, Depreciation and Amortization

We believe that Adjusted EBITDA is a useful measure of our operating performance. We define Adjusted EBITDA as net income (loss) before allocation to non-controlling interests, plus real estate depreciation and amortization, amortization of identifiable intangibles, straight-line rent adjustments to revenue from long-term leases, amortization of non-cash equity compensation, interest expense (net), acquisition and other costs, transaction pursuit costs, loss on modification/extinguishment of debt and non-recurring litigation-related expenses, less gain on involuntary conversion and gain on termination of lease.

We believe that this measure provides an operating perspective not immediately apparent from GAAP income from operations or net income (loss). We consider Adjusted EBITDA to be a meaningful financial measure of our core operating performance.

However, Adjusted EBITDA should only be used as an alternative measure of our financial performance. Further, other REITs may use different methodologies for calculating Adjusted EBITDA, and accordingly, our Adjusted EBITDA may not be comparable to that of other REITs.

The following table sets forth a reconciliation of Adjusted EBITDA for the periods presented to net loss, computed in accordance with GAAP (amounts in thousands):

	Three Months Ended March 31,
	2026	2025
Adjusted EBITDA
Net loss	$(11,144)	$(35,103)
Real estate depreciation and amortization	7,979	7,636
Amortization of real estate tax intangible	120	120
Straight-line rent adjustments	(197)	22
Amortization of LTIP awards	1,086	1,143
Interest expense, net	15,546	11,522
Loss on impairment of long-lived assets	-	33,780
Litigation settlement and other	3,600	-
Adjusted EBITDA	$16,990	$19,120

Net Operating Income

We believe that NOI is a useful measure of our operating performance. We define NOI as income from operations plus real estate depreciation and amortization, general and administrative expenses, acquisition and other costs, transaction pursuit costs, amortization of identifiable intangibles and straight-line rent adjustments to revenue from long-term leases, less gain on termination of lease. We believe that this measure is widely recognized and provides an operating perspective not immediately apparent from GAAP income from operations or net income (loss). We use NOI to evaluate our performance because NOI allows us to evaluate the operating performance of our company by measuring the core operations of property performance and capturing trends in rental housing and property operating expenses. NOI is also a widely used metric in valuation of properties.

However, NOI should only be used as an alternative measure of our financial performance. Further, other REITs may use different methodologies for calculating NOI, and accordingly, our NOI may not be comparable to that of other REITs.

The following table sets forth a reconciliation of NOI for the periods presented to income from operations, computed in accordance with GAAP (amounts in thousands):

	Three Months Ended March 31,
	2026	2025
NOI
Income from operations	$4,402	$(23,581)
Real estate depreciation and amortization	7,979	7,636
General and administrative expenses	4,107	3,825
Amortization of real estate tax intangible	120	120
Straight-line rent adjustments	(197)	22
Loss on impairment of long-lived assets	-	33,780
Litigation settlement and other	3,600	-
NOI	$20,011	$21,802